GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                    Phone (414) 273-3500 Fax (414) 273-5198


                                 April 29, 2002

Via EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Strong Equity Funds II, Inc.

Ladies and Gentlemen:

We represent Strong Equity Funds II, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 28 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 2-99752; 811-4384) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective
Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

We consent to the use of this letter in the Post-Effective Amendment.

                                                     Very truly yours,

                                                     GODFREY & KAHN, S.C.

                                                     /s/ Ellen Drought

                                                     Ellen Drought

MW605936_1.DOC